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                                                                  Exhibit 99.J.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors of
The Eclipse Funds, Inc.:

We consent to the references to our firm under the headings "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement of the MainStay Large Cap Opportunity Fund.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 25, 2005